UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2015

GTx, Inc.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50549 (Commission File Number)	62-1715807 (I.R.S. Employer Identification No.)

175 Toyota Plaza 7th Floor Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Election; Appointment of Executive Chairman

On February 12, 2015, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of GTx, Inc. (the “Company”), Robert J. Wills, Ph.D. was elected to the Company’s Board of Directors (the “Board”), effective March 2, 2015 (the “Election Date”). Dr. Wills will serve in the class of directors whose term of office expires at the Company’s 2015 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Dr. Wills was also appointed to the Scientific and Development Committee of the Board (the “Scientific and Development Committee”), effective on the Election Date, where he will serve as chairman of the Scientific and Development Committee.

Dr. Wills, age 61, served as Vice President, Alliance Manager for Johnson & Johnson, or J&J, and was responsible for managing strategic alliances for J&J’s Pharmaceutical Group worldwide since 2002. Prior to this, Dr. Wills spent 22 years in pharmaceutical drug development, 12 of which were at J&J and 10 of which were at Hoffmann-La Roche Inc. Before assuming his alliance management role at J&J, Dr. Wills served as Senior Vice President Global Development at J&J where he was responsible for its late stage development pipeline and was a member of several internal commercial and research and development operating boards. Dr. Wills holds a B.S. in Biochemistry and a M.S. in Pharmaceutics from the University of Wisconsin and a Ph.D. in Pharmaceutics from the University of Texas.

In connection with Dr. Wills’ election to the Board, Dr. Wills was appointed as the Company’s Executive Chairman, effective upon the effectiveness of his election to the Board, and in such capacity will serve as an executive officer of the Company and will support Marc Hanover, the Company’s Chief Executive Officer, in leading the Company’s clinical trials and business development activities, as well as the Company’s external communications with shareholders, investors and analysts. J.R. Hyde III, who has served as the Company’s non-executive Chairman since November 2000, will assume the role of lead director of the Board in connection with Dr. Wills’ appointment as Executive Chairman.

Also on February 12, 2015, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), the Board approved the entry into and terms of an at-will employment agreement with Dr. Wills (the “Wills Employment Agreement”). Under the Wills Employment Agreement, Dr. Wills’ annual base salary will initially be $200,000, and he will be eligible to participate in the Company’s benefit plans available to all employees, including the Company’s 2013 Equity Incentive Plan (the “2013 EIP”). If the Company’s Chief Executive Officer is eligible for an annual performance bonus, Dr. Wills also will be similarly eligible for an annual performance bonus, which will be subject to the same terms and calculated utilizing the same metrics as that provided for the Company’s Chief Executive Officer. Dr. Wills will not receive any additional compensation for serving as a member of the Board or the Scientific and Development Committee. Under the Wills Employment Agreement, in the event that Dr. Wills’ employment is terminated without “cause” or he voluntarily resigns for “good reason,” each as defined in the Wills Employment Agreement, he will be entitled to receive cash severance payments equal to one year of his base salary and, under certain circumstances, monthly premium payments to continue his health insurance coverage for up to twelve months following his employment termination, in each case subject to certain conditions, including Dr. Wills’ compliance with the confidentiality provisions of the Wills Employment Agreement following termination and the non-competition provisions of the Wills Employment Agreement for a specified period following termination. The Company has entered into the Wills Employment Agreement with Dr. Wills with the Election Date as the effective date of such agreement. The foregoing summary of the Wills Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Wills Employment Agreement that will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ending March 31, 2015. In connection with Dr. Wills’ appointment as Executive Chairman, the Compensation Committee  approved the grant to Dr. Wills, effective as of the Election Date (the “Grant Date”), of a restricted stock unit award (“RSU”) under the 2013 EIP covering 1,000,000 shares of the Company’s common stock. The RSU will vest as to 1/3rd of the shares subject to the RSU on each of the first, second and third anniversaries of the Grant Date, subject to full vesting acceleration immediately upon a change of control of GTx (as change of control is defined in the 2013 EIP). In addition, pursuant to the Wills Employment Agreement, if Dr. Wills’ employment is terminated without “cause” or he voluntarily resigns for “good reason,” each as defined in the Wills Employment Agreement, in each case prior to specified change of control transactions, then any unvested portion of the RSU that is scheduled to vest on the next scheduled vesting date will become vested upon such termination. The foregoing is only a brief description of the RSU to be granted to Dr. Wills, does not purport to be complete, and is qualified in its entirety by reference to (i) the 2013 EIP, previously filed as Exhibit 99.1 to the Company’s registration statement on Form S-8 (File No. 333-188377) filed on May 6, 2013, (ii) the related form of restricted stock unit grant notice and form of restricted stock unit award agreement that will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ending March 31, 2015, and (iii) the Wills Employment Agreement. In connection with Dr. Wills’ election to the Board and appointment as the Company’s Executive Chairman, Dr. Wills has entered into an indemnity agreement with GTx, the terms of which are described under “Certain Relationships and Related Party Transactions—Certain Transactions With or Involving Related Persons—Indemnity Agreements” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 24, 2014.

Chief Executive Officer Arrangements

As previously reported, on April 3, 2014, Marc S. Hanover was appointed as the Company’s interim Chief Executive Officer, who in such capacity served, and continues to serve, as the Company’s principal executive officer. Mr. Hanover also served as the Company’s President and Chief Operating Officer since GTx’s inception in September 1997. On February 12, 2015, the Board appointed Mr. Hanover as the Company’s permanent Chief Executive Officer, to serve in such capacity at the pleasure of the Board. In such capacity, Mr. Hanover will continue to serve as the Company’s principal executive officer. Also on February 12, 2015, in connection with Mr. Hanover’s appointment as the Company’s permanent Chief Executive Officer, the Board removed Mr. Hanover from the offices of President and Chief Operating Officer, which such offices will remain vacant until the Board determines otherwise; however, Mr. Hanover will continue to function as the Company’s principal operating officer in his role as permanent Chief Executive Officer. Also in connection with Mr. Hanover’s appointment as the Company’s permanent Chief Executive Officer, upon the recommendation of the Compensation Committee, the Board approved the amendment and restatement of Mr. Hanover’s employment agreement with GTx, as previously amended (as so previously amended, the “Prior Employment Agreement”). In this regard, Mr. Hanover’s Prior Employment Agreement was amended in certain particulars to reflect his role as the Company’s permanent Chief Executive Officer; however, no changes to Mr. Hanover’s compensatory arrangements were effected as a result of the amendment and restatement of the Prior Employment Agreement, other than to reflect the removal of certain severance benefits previously afforded to Mr. Hanover in connection with his prior appointment as interim Chief Executive Officer. In particular, pursuant to the Prior Employment Agreement, Mr. Hanover was eligible for certain severance benefits should he be involuntarily terminated by the Company (excluding a termination for cause) or should he voluntarily resign due to a “material demotion,” in each case within 181 days of a new Chief Executive Officer becoming employed by the Company (such benefits, the “Special Severance Benefits”). In connection with the amendment and restatement of the Prior Employment Agreement and his appointment as the Company’s permanent Chief Executive Officer, Mr. Hanover is no longer entitled to the Special Severance Benefits.  Other than the foregoing and as set forth below under “Executive Officer Compensation Arrangements,” there were no new compensatory arrangements or modifications to existing compensatory arrangements nor were there any grants or awards made to Mr. Hanover in connection with his appointment as the Company’s permanent Chief Executive Officer.

Executive Officer Compensation Arrangements

On February 18, 2015, the Compensation Committee approved the grant of RSUs under the 2013 EIP to the Company’s current executive officers. The number of shares of the Company’s common stock subject to the RSUs is set forth in the table below.  The RSUs were granted to the below-named executive officers in lieu of any adjustment in base salaries for such executive officers for 2015 and in lieu of any bonus eligibility for 2015 under the Company’s Executive Bonus Compensation Plan.

Name	Title	Shares of common stock subject to RSUs
Marc S. Hanover	Chief Executive Officer	750,000
Jason T. Shackelford	Senior Director, Accounting and Corporate Controller, and Principal Financial and Accounting Officer	300,000
Henry P. Doggrell	Vice President, Chief Legal Officer and Secretary	500,000

Under the terms of the RSUs, the shares subject to the RSUs will vest (i) as to 20% of the shares subject to the RSUs on January 1, 2016, (ii) as to an additional 20% of the shares subject to the RSUs on January 1, 2017 and (iii) as to the final 60% of the shares subject to the RSUs on January 1, 2018, subject to earlier vesting acceleration in full immediately upon a change of control of GTx (as change of control is defined in the 2013 EIP).  The foregoing is only a brief description of the material terms of the RSUs granted to the above-named executive officers, does not purport to be complete, and is qualified in its entirety by reference to (i) the 2013 EIP, previously filed as Exhibit 99.1 to the Company’s registration statement on Form S-8 (File No. 333-188377) filed on May 6, 2013, and (ii) the related form of restricted stock unit grant notice and form of restricted stock unit award agreement that will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ending March 31, 2015.

Forward-Looking Information is Subject to Risk and Uncertainty

This current report on Form 8-K contains forward-looking statements based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, statements related to the expected effectiveness of Dr. Wills’ election to the Board and his appointment as the Company’s Executive Chairman, and other statements that do not reflect historical facts. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that Dr. Wills may ultimately be unable or unwilling, including as a result of circumstances outside the control of either the Company or Dr. Wills, to join the Board and assume the role of the Company’s Executive Chairman. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this current report on Form 8-K. The Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2014 contains under the heading, “Risk Factors”, a more comprehensive description of the risks to which the Company is subject. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date: February 19, 2015	By:	/s/ Henry P. Doggrell
	Name:	Henry P. Doggrell
	Title:	Vice President, Chief Legal Officer and Secretary